Exhibit 10.3

AMENDMENT NO. 2

to the Exclusive License Agreement between

VIRGINIA COMMONWEALTH UNIVERSITY

INTELLECTUAL PROPERTY FOUNDATION

and

OXYGEN BIOTHERAPEUTICS, INC.

Whereas, Virginia Commonwealth University Intellectual Property Foundation (LICENSOR) and Oxygen Biotherapeutics, Inc. (LICENSEE, formally Synthetic Blood International, Inc.) are parties to an Exclusive License Agreement entered into on May 21st, 2008;

Whereas, Section 2.2 of the Agreement states that “LICENSOR grants to LICENSEE, and LICENSEE accepts, an exclusive first option to enter into good faith negotiations for a license in the FIELD OF USE to include any inventions with respect to oxygen therapeutics invented by Dr. Bruce Spiess together with other inventors (if no inventor objects in writing) in this AGREEMENT upon payment of $25,000 fee.”, and;

Whereas, LICENSOR, in a letter dated December 4, 2008, notified LICENSEE of such invention described in VCU invention disclosure 08-052, entitled “Intravenous Perfluorocarbon Emulsions for the Treatment of Traumatic Brain and Spinal Cord (Central Nervous System) Injury.” LICENSEE has elected to include this invention in the Exclusive License Agreement by paying the $25,000 fee on January 15,2009, and;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. In Appendix A, the following invention is added to the list of Licensed Patents:

4. PCT application and US patent application filed July 17,2009, Serial Nos. PCT/US2009/004165 and 12/460,409, respectively, entitled “METHOD OF TREATING TRAUMATIC BRAIN INJURY” based on VCU invention 08-052.

Agreed and Accepted:

Oxygen Biotherapeutics, Inc.		VCU Intellectual Property Foundation
By		By

/s/ Michael Jebsen		/s/ Ivelina S. Metcheva
Name	Michael Jebsen	Ivelina S. Metcheva, Ph.D., MBA President
Title	CFO

Date:	3/8/2010	Date:	3/10/10